SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                 Form 8-K

                             CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date  of earliest event reported):  March 3, 1998
                                                         ----------------


               PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
-------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

               MARYLAND                                         87-0516235
-------------------------------------------------------------------------------
(State or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number)         Identification Number)


               35 CENTURY PARK-WAY, SALT LAKE CITY, UTAH 84115
-------------------------------------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)


      Registrant's Telephone Number, Including Area Code  (801) 486-3911
                                                          ---------------
                                     N/A
-------------------------------------------------------------------------------
         (Former Name of Former Address, if Changed Since Last Report)

ITEMS 5.  OTHER EVENTS

                          INDEX TO FINANCIAL STATEMENTS



PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP

                                                                    PAGE
                                                                    ----


Report of Independent Accountants                                    F-2

Consolidated Balance Sheet as of December 31, 1997 and 1996          F-3

Consolidated Statement of Operations
 for the years ended December 31, 1997, 1996 and 1995                F-4

Consolidated Statement of Partners' Capital                          F-5

Consolidated Statement of Cash Flows
 for the years ended December 31, 1997, 1996 and 1995                F-6

Notes to Consolidated Financial Statements                           F-7

Schedule II - Valuation and Qualifying Accounts                     F-18

Schedule III - Real Estate and Accumulated Depreciation             F-19

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners
of Price Development Company, Limited Partnership


     In our opinion, the consolidated financial statements listed in the accompanying index, present fairly, in all material aspects, the financial position of Price Development Company, Limited Partnership and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




Price Waterhouse LLP
Salt Lake City, Utah
February 4, 1998

                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                          CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)


                                                  DECEMBER 31,     DECEMBER 31,
                                                      1997            1996
                                                  ------------     ------------
ASSETS
Real Estate Assets
  Land                                             $   95,523      $  69,714
  Buildings                                           490,183        353,500
                                                   ----------      ---------
                                                      585,706        423,214
Less:  Accumulated Depreciation                       (98,404)       (87,318)
                                                   ----------      ---------
  Operating Real Estate Assets                        487,302        335,896
Real Estate Under Development                          33,665         30,027
                                                   ----------      ---------
   Net Real Estate Assets                             520,967        365,923
Cash                                                    5,603          1,750
Restricted Cash                                         2,465          2,372
Accounts Receivable, Net                                5,759          3,498
Deferred Charges, Net                                   7,536          6,512
Other Assets                                            3,354          1,305
                                                   ----------      ---------

                                                   $  545,684      $ 381,360
                                                   ==========      =========

LIABILITIES AND PARTNERS' CAPITAL
Borrowings                                         $  283,390      $ 162,375
Accounts Payable and Accrued Expenses                  18,840         11,611
Accumulated Losses in Excess of Equity Investment          --          1,555
Other Liabilities                                         617            485
                                                   ----------      ---------
                                                      302,847        176,026
                                                   ----------      ---------
Minority Interests                                      1,830            668
                                                   ----------      ---------

Commitments and Contingencies

PARTNERS' CAPITAL
 General Partner                                      207,581        172,286
 Limited Partners                                      33,426         32,380
                                                   ----------      ---------
                                                      241,007        204,666
                                                   ----------      ---------

                                                   $  545,684      $ 381,360
                                                   ==========      =========

           See accompanying notes to consolidated financial statements.

                      PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                           CONSOLIDATED STATEMENT OF OPERATIONS
               (DOLLARS IN THOUSANDS - EXCEPT PER PARTNERSHIP UNIT AMOUNTS)



                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1997           1996          1995
                                                         ---------      ---------     ----------
REVENUES
Minimum Rents                                            $  59,624      $  52,447     $   43,640
Percentage and Overage Rents                                 3,896          4,061          3,465
Recoveries from Tenants                                     18,199         15,557         12,252
Interest                                                       546            549          1,231
Other                                                          708            335            362
                                                         ---------      ---------     ----------

                                                            82,973         72,949         60,950
                                                         ---------      ---------     ----------
EXPENSES
Operating and Maintenance                                   12,990         11,240          8,288
Real Estate Taxes and Insurance                              8,546          7,679          6,892
Advertising and Promotions                                     451            426            364
General and Administrative                                   5,447          5,060          4,845
Depreciation                                                11,802         10,230          9,610
Amortization of Deferred Financing Costs                       969          1,085          1,256
Amortization of Deferred Leasing Costs                         639            664            662
Interest                                                     9,066          7,776          6,623
                                                         ---------      ---------     ----------

                                                            49,910         44,160         38,540
                                                         ---------      ---------     ----------

                                                            33,063         28,789         22,410

Minority Interest in Income of
 Consolidated Partnerships                                    (394)          (389)          (421)
Equity in Net Loss of Partnership Interest                      --             --           (184)
Gain on Sales of Real Estate                                   339             94            918
                                                         ---------      ---------     ----------
Income Before Extraordinary Item                            33,008         28,494         22,723
Extraordinary Item - Loss on Extinguishment of Debt           (162)            --             --
                                                         ---------      ---------     ----------

 Net Income                                              $  32,846      $  28,494      $  22,723
                                                         =========      =========     ==========

Basic Earnings Per Partnership Unit:
 Income Before Extraordinary Item                        $    1.57      $    1.45     $     1.26
 Extraordinary Item                                           (.01)            --             --
                                                         ---------      ---------     ----------

 Net Income                                              $    1.56      $    1.45     $     1.26
                                                         =========      =========     ==========

Diluted Earnings Per Partnership Unit:
 Income Before Extraordinary Item                        $    1.55      $    1.44     $     1.26
 Extraordinary Item                                           (.01)            --             --
                                                         ---------      ---------     ----------

 Net Income                                              $    1.54      $    1.44     $     1.26
                                                         =========      =========     ==========


             See accompanying notes to consolidated financial statements.

                           PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                             CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                                       (DOLLARS IN THOUSANDS)


                                                          GENERAL       LIMITED
                                                          PARTNER       PARTNERS        TOTAL
                                                         ---------      ---------     ----------


Partners' Capital at December 31, 1994                   $ 127,550      $  35,523     $  163,073

Units Issued for Proceeds from Sale of Common Stock         52,888             --         52,888
Units Issued Upon Exercise of Stock Options                    976             --            976
Distributions                                              (23,881)        (6,037)       (29,918)
Net Income                                                  18,071          4,652         22,723
                                                         ---------      ---------     ----------

Partners' Capital at December 31, 1995                     175,604         34,138        209,742

Units Issued Upon Exercise of Stock Options                    407             --            407
Conversion of Limited Partners' Interests                      164           (164)            --
Distributions                                              (27,139)        (6,838)       (33,977)
Net Income                                                  23,250          5,244         28,494
                                                         ---------      ---------     ----------

Partners' Capital at December 31, 1996                     172,286         32,380        204,666

Units Issued for Proceeds from Sale of Common Stock         38,632             --         38,632
Units Issued Upon Exercise of Stock Options                    220             --            220
Conversion of Limited Partners' Interests                       40            (40)            --
Units Issued for Acquisition                                    --          1,863          1,863
Distributions                                              (30,797)        (6,423)       (37,220)
Net Income                                                  27,200          5,646         32,846
                                                         ---------      ---------     ----------

Partners' Capital at December 31, 1997                   $ 207,581      $  33,426     $  241,007
                                                         =========      =========     ==========


              See accompanying notes to consolidated financial statements.

                           PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                                Consolidated Statement of Cash Flows
                                       (Dollars in thousands)





                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------
                                                            1997           1996           1995
                                                         ---------      ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                               $  32,846      $  28,494      $  22,723
Adjustments to Reconcile Net Income to Net Cash
 Provided by Operating Activities:
  Depreciation                                              11,802         10,230          9,610
  Amortization                                               1,608          1,749          1,918
  Minority Interest in Income of Consolidated Partnerships     394            389            421
  Equity in Net Loss of Partnership Interest                    --             --            184
  Gain on Sales of Real Estate                                (339)           (94)          (918)
  Increase in Accounts Receivable                           (2,261)          (786)          (540)
  Increase in Deferred Charges                              (1,128)          (387)        (1,428)
  Increase in Accounts Payable and Accrued Expenses          3,368          3,774            887
  Increase in Other Assets                                  (1,917)          (295)          (138)
                                                         ---------      ---------      ---------
  Net Cash Provided by Operating Activities                 44,373         43,074         32,719
                                                         ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Real Estate Assets, Developed or Acquired                 (137,560)       (65,323)       (69,300)
Proceeds from Sales of Real Estate                             469             --          1,281
(Increase) Decrease in Restricted Cash                         (93)            92            636
                                                         ---------      ---------      ---------
   Net Cash Used in Investing Activities                  (137,184)       (65,231)       (67,383)
                                                         ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Borrowings                                   219,088         65,442         47,009
Repayment of Borrowings                                   (123,320)        (9,473)       (49,344)
Deferred Financing Costs                                    (1,503)            --             --
Net Proceeds from Sale of Partnership Units                 38,865            407         53,850
Capital Contributions by Minority Interests                  1,000             --             --
Distributions to Partners                                  (37,220)       (33,977)       (29,918)
Distributions to Minority Interests                           (246)          (319)          (258)
                                                         ---------      ---------      ---------
   Net Cash Provided by Financing Activities                96,664         22,080         21,339
                                                         ---------      ---------      ---------
Net Increase (Decrease) in Cash                              3,853            (77)       (13,325)
Cash, Beginning of Period                                    1,750          1,827         15,152
                                                         ---------      ---------      ---------
Cash, End of Period                                      $   5,603      $   1,750      $   1,827
                                                         =========      =========      =========

              See accompanying notes to consolidated financial statements.

                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER PARTNERSHIP UNIT AMOUNTS)


1.     BUSINESS AND BASIS OF PRESENTATION

BUSINESS

       Price Development Company, Limited Partnership (the "Operating Partnership") a Maryland Limited Partnership, is engaged in the business of owning, leasing, managing, operating, developing and redeveloping regional malls, community centers and other commercial properties. The Operating Partnership's general partner, JP Realty, Inc. ("the Company"), is a real estate investment trust ("REIT") as defined by the Internal Revenue Code and owns an interest in and conducts its business activities through the Operating Partnership. The Company owned an 82.7 and 81.7 percent general partnership interest in the Operating Partnership at December 31, 1997 and 1996, respectively, which owns a portfolio of 48 properties consisting of 15 enclosed regional malls, 25 community centers, two free-standing retail properties and six mixed-use commercial properties. The tenant base includes primarily national, regional and local retailers; as such, the Company's credit risk is concentrated in the retail industry.

BASIS OF PRESENTATION

       The accompany consolidated financial statements include the accounts of the Operating Partnership and all controlled affiliates. During 1995, the Operating Partnership used the equity method to account for a 30 percent limited partnership interest in a partnership owning a regional mall. Commencing in 1996, the Operating Partnership discontinued recording its proportionate interest in the losses generated by this partnership, as it was not required to fund such losses. During 1997, the Operating Partnership acquired the remaining 70 percent interest in this partnership.

       The effect of all significant intercompany balances and transactions have been eliminated in the consolidated presentation. Certain amounts in the 1996 and 1995 financial statements have been reclassified to conform with the 1997 presentation.

       The preparation of these financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING

REAL ESTATE ASSETS

       Real estate assets are stated at cost less accumulated depreciation. At each balance sheet date, the Operating Partnership reviews book values of real estate assets for possible impairment based upon expectations of future nondiscounted cash flows (excluding interest) from each property.

       Costs directly related to the acquisition and development of real estate assets, including overhead costs directly attributable to property development are capitalized. Interest and real estate taxes incurred during the development and construction period are capitalized.

       Depreciation is computed on a straight-line basis generally over 40 years for buildings and four to ten years for equipment and fixtures. Tenant improvements are capitalized and depreciated on a straight-line basis over the life of the related lease. Expenditures for maintenance and repairs are charged to operations as incurred. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their estimated useful lives.

                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER PARTNERSHIP UNIT AMOUNTS)


2.    SUMMARY OF SIGNIFICANT ACCOUNTING (CONTINUED)

REVENUE RECOGNITION

      Certain minimum rents are recognized monthly based upon amounts which are currently due from tenants, when such amounts are not materially different than recognizing the fixed cash flow over the initial term of the lease using the straight-line method. All other minimum rents are recognized using the straight-line method. Percentage rents are recognized monthly on an accrual basis based on estimated annual amounts. The Operating Partnership receives reimbursements from tenants for certain costs as provided in the lease agreements. These costs consist of real estate taxes, insurance, common area maintenance and other recoverable costs. Recoveries from tenants are recognized monthly on an accrual basis based on estimated amounts.

      An allowance for doubtful accounts has been provided against the portion of tenant accounts receivable which is estimated to be uncollectible. Tenant accounts receivable in the accompanying balance sheet are shown net of allowance for doubtful accounts of $570 and $489 as of December 31, 1997 and 1996, respectively.

RESTRICTED CASH

      Restricted cash reflects cash restricted under terms of a loan agreement to be used for certain capital expenditures and funds held in reserve by a trustee for interest payments on borrowings.

DEFERRED CHARGES

      Deferred charges consists principally of financing fees and leasing commissions paid to third parties. These costs are amortized on a straight-line basis over the terms of the respective agreements. Deferred charges in the accompanying consolidated balance sheet are shown net of accumulated amortization of $5,857 and $6,064 as of December 31, 1997 and 1996, respectively.

INCOME TAXES

      Income taxes have not been provided in the accompanying financial statements as the tax effects of the Operating Partnership's operations accrue directly to the partners.

RECENT ACCOUNTING PRONOUNCEMENTS

      In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Standards ("SFAS") No. 130 "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other event and circumstances from nonowner sources. The new standard becomes effective for the Operating Partnership for the year ending December 31, 1998, and requires comparative information from earlier years to be restated to conform to the requirements of this standard. The Operating Partnership does not expect this pronouncement to materially impact the presentation or form of its financial statements.

                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER PARTNERSHIP UNIT AMOUNTS)


2.    SUMMARY OF SIGNIFICANT ACCOUNTING (CONTINUED)

      In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". The new standard becomes effective for the Operating Partnership for the year ending December 31, 1998, and requires that comparative information from earlier years be restated to conform to the requirements of this standard.


3.    ACQUISITIONS AND DEVELOPMENTS

ACQUISITIONS

      On December 30, 1997, the Operating Partnership acquired  Salem Center, a
mall  located  in  Salem,  Oregon  for  $32,500.   The acquisition was financed
utilizing borrowings on its $200,000 unsecured credit facility.

      On June 30, 1997, the Operating Partnership acquired Visalia Mall located in Visalia, California for $38,000. The acquisition was financed principally from borrowings.

      On June 1, 1997, the Operating Partnership acquired the remaining 70% interest in Silver Lake Mall, Ltd. a Limited Partnership owning Silver Lake Mall located in Coeur d'Alene, Idaho. Prior to the acquisition, the Operating Partnership held a 30% interest in the partnership. The acquisition was financed by issuing 72,000 Operating Partnership Units ("OP Units") and assuming debt totaling $24,755.

      On April 4, 1996,  the  Operating  Partnership  acquired Grand Teton Mall
located in Idaho Falls, Idaho for approximately $34,400.   The  acquisition was
financed utilizing borrowings from a credit facility.


DEVELOPMENTS

      The Operating Partnership through its consolidated partnership Spokane Mall Development Company Limited Partnership, completed the development of Spokane Valley Mall located in Spokane, Washington and held a grand opening on August 13, 1997. The mall contains approximately 689,000 square feet of total gross leasable area ("Total GLA"). The partnership expended a total of $57,855 for the development. At December 31, 1997, the Operating Partnership had leased approximately 89% of the mall.

      The Operating Partnership has initiated the development of Provo Towne Centre, an enclosed regional mall in Provo, Utah through its consolidated partnership Provo Mall Development Company, LTD. The mall will add approximately 750,000 square feet of Total GLA. At December 31, 1997, the partnership had expended $30,490 for development costs and anticipates expending an additional $23,039 to complete the development during 1998.

                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER PARTNERSHIP UNIT AMOUNTS)


4.    BORROWINGS

                                                                             DECEMBER 31,
                                                                     ---------------------------
                                                                        1997              1996
                                                                     ---------         ---------

Credit Facility, unsecured; weighted average interest at
  6.75 percent during 1997                                           $ 127,000         $      --

Notes, secured by real estate; interest at 6.37 percent;
  due in 2001                                                           95,000            95,000

Construction Loan, secured by real estate; interest at
  7.41 percent as of December 31, 1997, due in 1999                     43,009            16,943

Mortgage payable, secured by real estate; interest at
  8.5 percent, due in 2000                                              12,827                --

Other notes payable, secured by real estate; interest
  ranging from 7.0 to 9.99; maturing 2000 to 2095                        5,554             2,232

Credit Facility, secured by real estate; interest at
  115 basis points over AAA commercial paper                                --            44,000

Credit Facility, unsecured; interest at 175 basis points
  over LIBOR                                                                --             4,200
                                                                     ---------         ---------
                                                                     $ 283,390         $ 162,375
                                                                     =========         =========

CREDIT FACILITIES

      On October 16, 1997, the Operating Partnership obtained a $150,000 three year unsecured credit facility (the "1997 Credit Facility") from a group of banks. On December 18, 1997, the amount was increase to $200,000. The facility has a three year term and bears interest, at the option of the Operating Partnership, at one, or a combination, of (i) the higher of the federal funds rate plus 50 basis points or the prime rate, or (ii) LIBOR plus a spread of 70 to 130 basis points. The LIBOR spread is determined by the Operating Partnership's credit rating and/or leverage ratio. The 1997 Credit Facility also includes a competitive bid option in the amount of $100,000 which will allow the Operating Partnership to solicit bids for borrowings from the bank group. The facility will be used for general purposes including development, working capital, equity investments, repayment of amounts outstanding under its other credit facilities, repayment of indebtedness and/or amortization payments. The facility contains restrictive covenants including limitations on the amount of secured and unsecured debt, and requires the Operating Partnership to maintain certain financial ratios. At December 31, 1997, the Operating Partnership was in compliance with these covenants. For the year ended December 31, 1997, the Operating Partnership paid commitment fees totaling $50.

      On November 7, 1997, the Operating Partnership borrowed $85,000 from the 1997 Credit Facility and utilized the proceeds to retire and cancel previously existing credit facilities and to pay for development activities. Deferred financing costs related to the canceled credit facilities were written-off resulting in an extraordinary loss of $162. On December 29, 1997, the Operating Partnership borrowed an additional $42,000 to pay for acquisition of Salem Center (Note 3) and for development activities. At December 31, 1997 the 1997 Credit Facility had a balance of $127,000.

      On March 8, 1995, the Operating Partnership entered into a $50,000 secured credit facility agreement which provided for a two year commitment with an option to extend for an additional year (which option was exercised on January 22, 1997). Borrowings under this agreement were collateralized by certain real estate assets. The credit facility bore interest at a floating rate equal to 115 basis points over the established rate of AAA commercial paper and was guaranteed by the Company. For the year ended December 31, 1997 and 1996, the Operating Partnership paid commitment fees totaling $280 and $200, respectively. On November 7, 1997, borrowings under this credit facility were retired and the facility was canceled.

                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER PARTNERSHIP UNIT AMOUNTS)

4.    BORROWINGS (CONTINUED)

      On January 22, 1996, the Operating Partnership entered into a $25,000 unsecured credit facility agreement which provided for a two year commitment with an option to extend for an additional year (which option was exercised on January 24, 1997). On October 6, 1997, the limit was raised to $40,000. For the year ended December 31, 1997 and 1996, the Operating Partnership paid commitment fees totaling $86 and $67, respectively. On November 7, 1997, borrowings under this credit facility were retired and the facility was canceled.

NOTES

      On January 21, 1994, a subsidiary of the Operating Partnership issued $95,000 in secured notes bearing interest at 6.37% per annum. The notes require quarterly interest payments and a principal payment of $11,875 on January 21, 2000 with the remaining balance due on January 21, 2001. The subsidiary has an option to extend the notes to January 21, 2003.

CONSTRUCTION LOAN

      On July 30, 1996, Spokane Mall Development Company Limited Partnership, a consolidated partnership, of which the Operating Partnership is the general partner, entered into a $50,000 construction facility. The loan bears interest at a variable interest rate indexed to the LIBOR rate. The proceeds from this facility have been used to fund the development and construction of the Spokane Valley Mall in Spokane, Washington. The construction loan has a three year term with an optional two year extension, is secured by the Spokane Valley Mall and is guaranteed by the Operating Partnership. At December 31, 1997, the loan had a balance of $43,009.

MORTGAGE PAYABLE

      In June 1997, the Operating Partnership assumed a mortgage note of $24,755 as part of the acquisition of Silver Lake Mall (Note 3) and retired portions of the debt principally using borrowings under a credit facility. The assumed debt bears interest at 8.5% per annum and has a maturity date of October 1, 2000 when a balloon payment of $11,971 is due. At December 31, 1997 the loan had a balance of $12,827.

INTEREST RATE PROTECTION AGREEMENT

      In December 1997, the Operating Partnership entered into an interest rate protection agreement with a notional value of $100,000 and a forward yield of 5.74% based on the 10-year treasury note. This interest rate protection agreement will be used to hedge the interest rate on an anticipated offering of unsecured debt. At December 31, 1997, the fair value of this instrument, as estimated by dealers was $0.

SCHEDULED PRINCIPAL REPAYMENTS

      The following summarizes the scheduled maturities of borrowings at December 31, 1997:

      YEAR                                                          TOTAL
      ----                                                        --------

      1998                                                        $    560
      1999                                                          43,589
      2000                                                         151,145
      2001                                                          84,741
      2002                                                              41
      Thereafter                                                     3,314
                                                                  --------
                                                                  $283,390
                                                                  ========

                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER PARTNERSHIP UNIT AMOUNTS)


5.    CAPITAL TRANSACTIONS

      The limited partners of the Operating Partnership have an option to convert their OP Units into shares of the Company's common stock. The Operating Partnership will issue an equivalent number of OP Units to the Company as general partnership interests. In 1997, 4,000 OP Units were converted into shares.

      On January 28, 1997, the Company sold 1,500,000 shares of common stock in an underwritten public offering at $27.13 per share. Net proceeds of $38,632 were contributed to the Operating Partnership in exchange for additional OP Units and were principally used to repay indebtedness incurred by the Operating Partnership to fund acquisition activities.

      On August 7, 1995, the Company sold 2,750,000 shares of common stock in an underwritten public offering at $20.50 per share. Net proceeds of $52,887 were contributed to the Operating Partnership in exchange for additional OP Units and were principally used to repay indebtedness incurred by the Operating Partnership to fund acquisition activities.

      On June 1, 1997, the Operating Partnership issued 72,000 OP Units in the acquisition of Silver Lake Mall (Note 3). The value of the OP Units at June 1, 1997 was $1,863 (Note 8).


6.    RENTAL INCOME

      Substantially all real estate held for investment is leased to retail and commercial tenants under arrangements which generally require the tenants to pay property taxes, insurance and maintenance charges. These operating leases generally range from 1 to 25 years and provide for minimum monthly rents and in certain instances percentage rents based on the tenants' sales.

      All non-cancelable leases, assuming no new or renegotiated leases or option extensions, in effect at December 31, 1997 provide for the following minimum future rental income:

      YEAR                                                          TOTAL
      ----                                                        --------
      1998                                                        $ 54,604
      1999                                                          59,103
      2000                                                          53,420
      2001                                                          48,026
      2002                                                          41,316
      Thereafter                                                   243,117
                                                                  --------
                                                                 $ 499,586
                                                                  ========

                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER PARTNERSHIP UNIT AMOUNTS)


7.    COMMITMENTS AND CONTINGENCIES

      Future  minimum  rental  payments  under  the terms of all non-cancelable
operating  leases  under  which  the  Operating  Partnership   is  the  lessee,
principally for ground leases, are as follows:

      YEAR                                                          TOTAL
      ----                                                        --------
      1998                                                        $    971
      1999                                                             983
      2000                                                             986
      2001                                                             998
      2002                                                           1,011
      Thereafter                                                    27,323
                                                                  --------
                                                                  $ 32,272
                                                                  ========

      The Operating Partnership is a defendant in certain litigation relating to its business activities. Management does not believe that the resolution of these matters will have a materially adverse effect upon the Operating Partnership.


8.    SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

      During the years ended December 31, 1997 and 1996, non-cash investing and financing transactions included an increase in accounts payable of $3,861 related to development activities, the assumption of debt related to the acquisition of Salem Center totaling $494 in December 1997, the assumption of debt related to the acquisition of Silver Lake Mall totaling $24,755 in June 1997, and the write-off of capitalized tenant allowances of $406 and $159, respectively. In addition, holders of OP Units elected to convert 4,000 and 16,000 OP Units, having a recorded value of $40 and $164, into common stock for the years ended December 31, 1997 and 1996, respectively.

      Interest paid (net of capitalized amounts of $3,509, $1,261 and $788, for the years ended December 31, 1997, 1996 and 1995) aggregated $8,276, $7,707, and $6,597, for the years ended December 31, 1997, 1996 and 1995, respectively.

      Purchase of the remaining 70% interest in Silver Lake Mall, Ltd.:

   72,000 Operating Partnership Units issued                         $   1,863
   Book value of 30% equity investment in Silver Lake Mall, Ltd.        (1,555)
   Debt assumed                                                         24,755
                                                                     ---------
                                                                     $  25,063
                                                                     =========


9.    RELATED PARTY TRANSACTIONS

      On January 2, 1996, the Operating Partnership purchased an interest in an affiliated limited partnership for $1,200. The affiliated limited partnership's only asset was its ownership in OP Units. In June 1996, the affiliated limited partnership was liquidated and 66,000 OP Units were received by the Operating Partnership in such liquidation. To account for this transaction, the Operating Partnership recorded a reduction in minority interest liability for the book value of the acquired partner's interest of $705, and recognized the excess cost over book value of $495 as an asset on the Operating Partnership's books. This excess cost is being amortized over 40 years.

      The Operating Partnership leases computer services from Alta Computer Services, Inc. ("Alta"). Alta is majority owned by three directors of the Company. The Operating Partnership paid $200, $194 and $196 in 1997, 1996 and 1995, respectively, for such services.

                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER PARTNERSHIP UNIT AMOUNTS)


9.    RELATED PARTY TRANSACTIONS (CONTINUED)

      The Operating Partnership has entered into a management agreement under which the Operating Partnership performs certain accounting and management functions on behalf of a company, whose majority owner is the Chairman of the Board of Directors of the Company. Management fees collected by the Operating Partnership under this agreement totaled $72 for each of the three years ended December 31, 1997.


10.   STOCK INCENTIVE PLAN

      On October 26, 1993, the Company adopted the 1993 Stock Option Plan which authorizes the discretionary grant by the Executive Compensation Committee, of options intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code, to key employees of the Company and the discretionary grant of nonqualified stock options to key employees, directors and consultants of the Company. The maximum number of shares of common stock subject to option under the Company's Plan is 1,100,000. The proceeds received by the Company upon exercise of options are contributed to the Operating Partnership in exchange for the issuance of an equivalent number of OP Units. No stock options may be granted after ten years from the date of adoption and options must be granted at a price generally not less than the fair market value of the Company's common stock at the date of grant. These options vest over a period of one to five years.

A summary of the Company's stock option plan is set forth below:


                                            1997                 1996                1995
                                      ----------------    -----------------   ------------------
                                               WEIGHTED             WEIGHTED            WEIGHTED
                                                AVERAGE              AVERAGE             AVERAGE
                                               EXERCISE             EXERCISE            EXERCISE
                                       SHARES   PRICE      SHARES    PRICE     SHARES     PRICE
                                      -------  -------    -------   -------   -------    -------

Outstanding at beginning of year      558,000  $ 17.99    494,000   $ 17.56   550,000    $ 17.54
 Granted                                7,000    25.38    107,000     20.02     7,000      19.13
 Exercised                            (12,000)   18.64    (22,000)    17.57   (55,000)     17.50
 Forfeited                                 --       --    (21,000)    18.85    (8,000)     17.50
                                      -------  -------    -------   -------   -------    -------
Outstanding at end of year            553,000* $ 18.07    558,000   $ 17.99   494,000    $ 17.56
                                      =======  =======    =======   =======   =======    =======

Exercisable at end of year            277,000  $ 17.87    178,000   $ 17.77    96,000    $ 17.83
                                      =======  =======    =======   =======   =======    =======


* The weighted average remaining contractual life of options outstanding as of December 31, 1997 was 8 years. The range of option prices was $17.50 to $25.38 per share.

                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER PARTNERSHIP UNIT AMOUNTS)


10.   STOCK INCENTIVE PLAN (CONTINUED)

      The Operating Partnership has applied Accounting Principals Board Opinion 25 and selected interpretations in accounting for the plan. Accordingly, no compensation costs have been recognized. Had compensation costs for the plan been determined based on the fair value at the grant date for options granted in 1997, 1996 and 1995, respectively, in accordance with the method required by SFAS 123, "Accounting for Stock-Based Compensation", the Operating Partnership net income and net income per OP Unit would have been reduced to the proforma amounts as follows:



                                               FOR THE YEAR ENDED DECEMBER 31,
                                              -------------------------------
                                                 1997       1996       1995
                                              ---------  ---------  ---------
Net income
 As reported                                  $  32,846  $  28,494  $  22,723
 Proforma                                     $  32,800     28,451     22,707

Basic net income per OP Unit
 As reported                                  $    1.56  $    1.45  $    1.26
 Proforma                                          1.55       1.45       1.26

Diluted net income per OP Unit
 As reported                                  $    1.54  $    1.44  $    1.26
 Proforma                                          1.54       1.44       1.26

      The fair value of each option grant was estimated on the date of grant using the Black-Sholes options pricing model using the following assumptions:

                                               FOR THE YEAR ENDED DECEMBER 31,
                                              -------------------------------
                                                 1997       1996       1995
                                              ---------  ---------  ---------
Risk free interest rate                          6.76%      5.50%      6.96%
Dividend yield                                   7.00%      7.00%      7.00%
Expected life                                   9 years   10 years   10 years
Expected volatility                             16.50%     16.00%     20.00%

Weighted average per share
 fair value of an option granted
 during the year                              $    2.53  $    1.47  $   2.34


11.   EMPLOYEE BENEFIT PLAN

      The Company has a 401(k) profit sharing plan which permits participating employees to defer up to a maximum of 15% of their compensation. The Company matches 50% of the qualified employees' contributions up to a maximum of $1 per employee each year. Employees working a minimum of 1,000 hours per year who have completed at least one year of service and attained the age of 21 are qualified to participate in the plan. The employees' contributions are immediately vested. Additionally, the Company annually contributes 3% of base salary to the plan for each qualified employee. Contributions from the Company vest at 20% per year. The Company's contributions to the plan for the years ended December 31, 1997, 1996 and 1995 were $225, $190, and $159, respectively.

                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER PARTNERSHIP UNIT AMOUNTS)


12.   FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following disclosures of estimated fair value were determined by management using available market information. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Operating Partnership could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      The carrying value of cash, accounts receivable, accounts payable and accrued expenses at December 31, 1997 and 1996 are reasonable estimates of their fair values because of the short maturity of these financial instruments.

      Borrowings with an aggregate carrying value of $283,390 and $162,375 have an estimated aggregate fair value of $283,533 and $158,287 at December 31, 1997 and 1996, respectively. Estimated fair value is based on interest rates currently available to the Operating Partnership for issuance of borrowings with similar terms and remaining maturities.


13.   EARNINGS PER OP UNIT

      Earnings per OP Unit have been computed pursuant to the provisions of SFAS No. 128, "Earnings Per Share" which became effective after December 15, 1997; all periods prior thereto have been restated to conform with the provisions of this Statement.

      The following table provides a reconciliation of both income before extraordinary items and the number of OP Units used in the computations of "basic" earnings per OP Unit, which utilizes the weighted average number of OP Units outstanding without regard to potentially dilutive OP Units and "diluted" earnings per OP Units, which includes all such OP Units. Effect has been given to the Company's Stock Option Plan (Note 10) since proceeds received by the Company upon exercise of options are contributed to the Operating Partnership in exchange for the issuance of an equivalent number of OP Units.

                                               FOR THE YEAR ENDED DECEMBER 31,
                                              -------------------------------
                                                 1997       1996       1995
                                              ---------  ---------  ---------
Income (Numerator):
  Before extraordinary item                   $  33,008  $  28,494  $  22,723
                                              ---------  ---------  ---------
  Applicable to OP Units                      $  33,008  $  28,494  $  22,723
                                              =========  =========  =========

Shares (Denominator):
  Basic-average OP Units outstanding             21,119     19,668     18,037
  Add: Dilutive effect of stock options             166         85         66
                                              ---------  ---------  ---------
  Diluted OP Units                               21,285     19,753     18,103
                                              =========  =========  =========

Per OP Unit - Income before extraordinary
  item:
  Basic                                       $    1.57  $    1.45  $    1.26
                                              ---------  ---------  ---------

  Diluted                                     $    1.55  $    1.44  $    1.26
                                              =========  =========  =========

      Options to purchase 553,000, 558,000 and 494,000 shares of common stock were outstanding at December 31, 1997, 1996 and 1995, respectively (Note 10), a portion of which has been reflected above using the treasury stock method.

                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND PER PARTNERSHIP UNIT AMOUNTS)


14.   QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

      Financial information for each of the quarters in the years ended December 31, 1997 and 1996 are as follows:


                                                      FIRST    SECOND     THIRD    FOURTH     TOTAL
                                                    --------  --------  --------  --------  --------
   YEAR ENDED
DECEMBER 31, 1997
-----------------
Total Revenues                                      $ 18,375  $ 18,617  $ 21,773  $ 24,208  $ 82,973
Income Before Extraordinary Item, Gain on
 Sale of Real Estate and Minority Interest             7,555     8,137     8,230     9,141    33,063
Net Income                                             7,456     8,368     8,137     8,885    32,846
Basic Earnings Per OP Unit                               .36       .39       .38       .43      1.56
Diluted Earnings Per OP Unit                             .36       .39       .38       .41      1.54
Distributions Declared Per OP Unit                      .435      .435      .435       .45     1.755



                                                      FIRST    SECOND     THIRD    FOURTH     TOTAL
                                                    --------  --------  --------  --------  --------
   YEAR ENDED
DECEMBER 31, 1997
-----------------
Total Revenues                                      $ 16,942  $ 18,407  $ 18,497  $ 19,103  $  72,949
Income Before Extraordinary Item, Gain on
 Sale of Real Estate and Minority Interest             6,693     7,234     7,088     7,774     28,789
Net Income                                             6,696     7,068     7,059     7,671     28,494
Basic Earnings Per OP Unit                               .34       .36       .36       .39       1.45
Diluted Earnings Per OP Unit                             .34       .36       .36       .38       1.44
Distributions Declared Per OP Unit                      .420      .420      .420      .435      1.695


15.   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

      The following unaudited proforma summary financial information for the years ended December 31, 1997 and 1996, is presented as if the acquisitions of Grand Teton Mall, Silver Lake Mall, Visalia Mall, Salem Center and the additional common stock offering and additional units issued on January 22, 1997, had been consummated as of January 1, 1997 and January 1, 1996, respectively:

                                                       1997      1996
                                                     --------  --------

       Revenues                                      $ 92,602  $ 88,620
       Income Before Extraordinary Item                33,858    31,531
       Net Income                                      33,696    31,531

       Basic Earnings Per OP Unit:
         Income Before Extraordinary Item               1.59       1.48
         Net Income                                     1.58       1.48
       Diluted Earnings Per OP Unit:
         Income Before Extraordinary Item               1.58       1.48
         Net Income                                     1.57       1.48


      The proforma financial information summarized above is presented for information purposes only and may not be indicative of what actual results of operations would have been had the acquisitions and offering been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods.

                                                                   SCHEDULE II

                    PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                           VALUATION AND QUALIFYING ACCOUNTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                (DOLLARS IN THOUSANDS)


                                             BALANCE AT
                                             BEGINNING    CHARGED TO                BALANCE AT
                                              OF YEAR      EXPENSE     DEDUCTIONS   END OF YEAR
                                             ---------    ----------   ----------   -----------

Year ended December 31, 1997
 Allowance for uncollectible accounts         $   489       $  346       $  265        $ 570
Year ended December 31, 1996
 Allowance for uncollectible accounts         $   504       $  340       $  355        $ 489
Year ended December 31, 1995
 Allowance for uncollectible accounts         $   437       $  258       $  191        $ 504


                                                                 SCHEDULE III
                PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                  REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


                                                                                            GROSS AMOUNT AT WHICH CARRIED
                                                        INITIAL COSTS         CAPITALIZED         AT CLOSE OF PERIOD
                                                    -----------------------   SUBSEQUENT    ----------------------------
                                        RELATED                 BUILDING &        TO                   BLDG. &
                                      ENCUMBRANCES    LAND     IMPROVEMENTS   ACQUISITION     LAND     IMPROV.  TOTAL(1)
                                      ------------    ----     ------------   -----------     ----     -------  --------
  DESCRIPTION
  -----------

MALLS:
  Animas Valley Mall, Farmington, NM  $    --         $ 3,902  $24,059        $    28        $ 3,902   $24,087  $27,989
  Boise Towne Square, Boise, ID         32,475          6,512      --          37,045          6,512    37,045   43,557
  Cache Valley Mall, Logan, UT           5,781            909      --           8,419            909     8,419    9,328
  Cottonwood Mall, Salt Lake City, UT   19,857          7,514   20,776         30,851          7,514    51,627   59,141
  Eastridge Mall, Casper, WY               --           4,300   19,896          3,421          4,300    23,318   27,618
  Grand Teton Mall, Idaho Falls, ID        --           5,802   28,614             92          5,802    28,706   34,508
  North Plains Mall, Clovis, NM          5,472          1,592      --          10,863          1,592    10,863   12,455
  Pine Ridge Mall, Pocatello, ID        10,019          1,883      --          21,566          1,883    21,566   23,449
  Red Cliffs Mall, St. George, UT        6,132            903      --          12,846            903    12,846   13,749
  Salem Center Mall,  Salem, OR            --           1,704   30,504            --           1,704    30,504   32,208
  Silver Lake Mall, Coeur d'Alene, ID   12,827          4,055   21,379            181          4,055    21,560   25,615
  Spokane Valley Mall, Spokane, WA      43,009          6,645   34,341         16,869          6,645    51,210   57,855
  Three Rivers Mall, Kelso, WA          10,175          1,977      --          20,380          1,977    20,380   22,357
  Visalia Mall, Visalia, CA                --           6,146   31,812            834          6,146    32,645   38,791
  White Mountain Mall, Rock Springs, WY  5,083          1,120      --          15,789          1,120    15,789   16,909

COMMUNITY CENTERS &
  FREE-STANDING RETAIL:
  Alameda Plaza, Pocatello, ID             --             500      --           3,365            500     3,365    3,865
  Anaheim Plaza, Anaheim, CA               --             --       --              54            --         54       54
  Austin Bluffs Plaza,
          Colorado Springs, CO             --           1,488      --           1,943          1,488     1,943    3,431
  Bailey Hills Plaza, Eugene, OR           --             157      --             317            157       317      474
  Bank One, Nephi, UT                      --              17      183            --              17       183      200
  Baskin Robbins 17th St.,
          Idaho Falls, ID                  --               9       67              7              9        74       83
  Boise Plaza, Boise, ID                   --             322      --           1,382            322     1,382    1,704
  Boise Towne Plaza, Boise, ID             --           3,316    4,243          1,049          3,316     5,292    8,608
  Cottonwood Square, Salt Lake City, UT    --           1,926    3,535            --           1,926     3,535    5,461
  Division Crossing, Portland, OR          --           2,429      --           4,483          2,429     4,483    6,912
  Fort Union Plaza, Salt Lake City, UT     --              21      --           1,673             21     1,673    1,694
  Fremont Plaza, Las Vegas, NV             --             --       --           2,254            --      2,254    2,254
  Fry's Shopping Plaza, Glendale, AZ       --             353      --           4,582          1,254     3,682    4,936
  Gateway Crossing, Bountiful, UT          --           3,644      --           8,480          3,644     8,480   12,124


ACCUMULATED     DATE OF        DATE      DEPRECIABLE
DEPRECIATION  CONSTRUCTION   ACQUIRED    LIVES-YEARS
------------  ------------   --------    -----------
  $ 1,518            --         1995          40
   12,455       1987-88      1985-86        5-40
    4,209       1975-76      1973-75       10-40
   18,048       1981-87         1980        4-40
    1,321            --         1995          40
    1,252            --         1996          40
    3,409       1984-85      1979-84       10-40
    7,916       1979-81         1979       10-40
    2,913       1989-90         1989        3-40
       --            --         1997          40
      293            --         1997          40
      475       1990-97         1990          40
    4,971       1986-87         1984       10-40
      397            --         1997          40
    6,053       1977-78         1977          40



    1,837          1973         1973          40
       30       1980-81         1979          40
      594          1985         1979        3-40
       51       1988-89         1988          40
      140            --         1976          40
       18            --         1988          40
      900       1970-71         1970          40
       15       1996-97      1996-97          40
      177            --         1995          40
      813       1990-91         1990       20-40
      628       1979-84           --          40
    1,132       1976-80           --          40
    1,544       1980-81         1980          40
    1,052       1990-92         1990          40


                                                                 SCHEDULE III
                   PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
                                DECEMBER 31, 1997
                              (DOLLARS IN THOUSANDS)


                                                                                             GROSS AMOUNT AT WHICH CARRIED
                                                         INITIAL COSTS         CAPITALIZED              AT CLOSE OF PERIOD
                                                         --------------------   SUBSEQUENT   -----------------------------
                                            RELATED                BUILDING &        TO                  BLDG. &
                                          ENCUMBRANCES   LAND     IMPROVEMENTS   ACQUISITION   LAND      IMPROV.  TOTAL(1)
                                          ------------   ----     ------------   -----------   ----      -------  --------
  DESCRIPTION
  -----------

COMMUNITY CENTERS &
  FREE-STANDING RETAIL (CONTINUED):
  Halsey Crossing, Gresham, OR                  --          --           --          2,302          --     2,302    2,302
  North Temple Shops, Salt Lake City, UT        --           60          --            177           60      177      237
  Orem Plaza Center Street, Orem, UT            --          371          330         1,091          344    1,448    1,792
  Orem Plaza State Street, Orem, UT             --          126          --            687          126      687      813
  Plaza 800, Sparks, NV                         --           33        2,969            38           33    3,007    3,040
  Plaza 9400, Sandy, UT                         --          --           --          4,514          --     4,514    4,514
  Red Cliffs Plaza, St. George, UT              --          --         2,403           --           --     2,403    2,403
  River Pointe Plaza, West Jordan, UT           --        1,130          --          2,668        1,130    2,668    3,798
  Riverside Plaza, Provo, UT                    --          427        1,886         1,289          427    3,175    3,602
  Twin Falls Crossing, Twin Falls, ID           --          125          --            776          125      776      901
  University Crossing, Orem, UT                 --          230          --          4,424          230    4,424    4,654
  Woodlands Village, Flagstaff, AZ              --        2,068        5,329           228        2,068    5,557    7,625
  Yellowstone Square, Idaho Falls, ID           --          355          --          4,552          355    4,552    4,907

COMMERCIAL:
  First Security Place, Boise, ID               --          300          --          3,249          300    3,249    3,549
  Price Business Center - Commerce Park,
   West Valley City, UT                         --          415        2,109         8,509        1,147    9,886   11,033
  Price Business Center-Pioneer Square,
   Salt Lake City, UT                           --          658          --         10,468          658   10,468   11,126
  Price Business Center-South Main,
   Salt Lake City, UT                           --          317          --          2,469          317    2,469    2,786
  Price Business Center-Timesquare,
   Salt Lake City, UT                           --          581          --          9,019          581    9,019    9,600
  Sears-Eastbay, Provo, UT                    1,927         275          --          2,079          275    2,079    2,354

OTHER REAL ESTATE:
  Provo Towne Centre, Provo, UT               3,000      13,829       16,661           --        13,829   16,661   30,490
  Miscellaneous Real Estate                     --        3,471           17         7,029        3,471    7,045   10,516
                                            --------     -------      --------      --------     -------  -------- --------

  TOTAL                                    $155,763     $93,917     $251,113      $274,341      $95,523 $523,848 $619,371
                                           ========     =======     ========      ========      ======= ======== ========


ACCUMULATED     DATE OF        DATE      DEPRECIABLE
DEPRECIATION  CONSTRUCTION   ACQUIRED    LIVES-YEARS
------------  ------------   --------    -----------
      492       1989-91           --        4-40
       83          1970         1970          40
      592       1976-87         1973       10-40
      345          1975         1973       29-40
    1,665          1974           --          40
    1,916       1976-84           --       10-40
      195       1994-95      1994-95          40
      727       1987-88      1986-87        5-40
    1,461       1978-81         1977          40
      407          1976         1975          40
    1,681       1971-92         1971          40
      455            --         1994          40
    2,554       1972-77         1972          40


    1,471       1978-80         1978       10-40

    1,349          1980      1973-95          40

    3,311       1974-92         1973        3-40

    1,298       1967-82      1966-81        3-40

    3,544       1974-80      1972-80        5-40
      457       1989-90         1989          40


      --           1997(2)      1997          40

     240            --       1980-95          40
 -------

 $98,404
 =======

---------------------------
(1) The aggregate cost for Federal Income Tax purposes was approximately $642,645 at December 31, 1997.
(2) Construction in progress as of December 31, 1997.

                              PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
                                 REAL ESTATE AND ACCUMULATED DEPRECIATION
                                             DECEMBER 31, 1997
                                           (DOLLARS IN THOUSANDS)



        A summary of activity for real estate investments and accumulated depreciation is as follows:


                                             FOR THE YEARS ENDED DECEMBER 31,
                                           -----------------------------------
                                              1997         1996         1995
                                           ---------    ---------    ---------
Real Estate Investments:
 Balance at Beginning of Year              $ 453,241    $ 388,205    $ 321,242
  Acquisitions                                96,615       37,055       59,081
  Improvements                                69,921       28,268        9,903
  Disposition of Property                       (406)        (287)      (2,021)
                                           ---------    ---------    ---------

 Balance at End of Year                    $ 619,371    $ 453,241    $ 388,205
                                           =========    =========    =========

Accumulated Depreciation:
 Balance at Beginning of Year              $  87,318    $  77,462    $  69,660
  Depreciation                                11,492       10,015        9,386
  Depreciation of Disposed Property             (406)        (159)      (1,584)
                                           ---------    ---------    ---------

 Balance at End of Year                     $ 98,404    $  87,318    $  77,462
                                           =========    =========    =========

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements - None

      (b)   Pro Forma Financial Information - None

      (c)   Exhibits

            23 - Consent of Accountants

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PRICE DEVELOPMENT COMPANY,
                                     LIMITED PARTNERSHIP

                                   By: JP Realty, Inc. as a General Partner



Date:     March 3, 1998            By: /s/ M. Scott Collins
       ---------------------           --------------------------------------
                                       M. Scott Collins, Vice-President--Chief
                                       Financial Officer and Treasurer

                              EXHIBIT INDEX

EXHIBIT NO.
-----------

23                       Consent of Accountants